As filed with the Securities and Exchange Commission on March 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scilex Holding Company

(Exact name of registrant as specified in its charter)

Delaware	92-1062542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

(Address of Principal Executive Offices) (Zip Code)

Scilex Holding Company 2022 Equity Incentive Plan, as amended

Scilex Holding Company 2022 Employee Stock Purchase Plan

(Full titles of the plans)

Jaisim Shah

Chief Executive Officer & President

960 San Antonio Road

Palo Alto, CA 94303

(650) 516-4310

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Elizabeth A. Razzano, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Scilex Holding Company (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 6,403,370 additional shares of common stock, $0.0001 par value per share (“Common Stock”), of the Registrant issuable pursuant to the Scilex Holding Company 2022 Equity Incentive Plan, as amended (the “2022 Plan”) and (ii) 1,600,842 additional shares of Common Stock issuable pursuant to the Scilex Holding Company 2022 Employee Stock Purchase Plan (the “2022 ESPP”). The Registrant’s stockholders have previously approved the 2022 Plan and the 2022 ESPP, including the shares of Common Stock available for issuance pursuant thereto.

Pursuant to the Registration Statement on Form S-8 (File No. 333-269256) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January  17, 2023 and the Registration Statement on Form S-8 (File No. 333-271739) filed by the Registrant with the Commission on May 9, 2023 (together, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 46,471,844 shares of Common Stock under the 2022 Plan and 2,875,759 shares of Common Stock under the 2022 ESPP.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 12, 2024; and

(b)

The Registrant’s Current Reports on Form 8-K filed with the Commission on February  16, 2024, February  20, 2024, February  27, 2024, February  29, 2024, March  5, 2024, March 22, 2024, March 25, 2024 and March 27, 2024;

(c)

The description of the Registrant’s Common Stock contained in its Registration Statement on Form S-1 (File No. 333-275117), filed with the Commission on November 20, 2023, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Attn: Investor Relations

Phone: (650) 516-4310

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ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on November 17, 2022).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Registrant on November 17, 2022).

4.3	Scilex Holding Company 2022 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on May 5, 2023).

4.4	Scilex Holding Company 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by the Registrant on November 17, 2022).

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney is contained on the signature page.

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, State of California, on March 27, 2024.

Scilex Holding Company

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jaisim Shah and Stephen Ma, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jaisim Shah	Chief Executive Officer, President and Director (Principal Executive Officer)	March 27, 2024
Jaisim Shah

/s/ Stephen Ma	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2024
Stephen Ma

/s/ Henry Ji, Ph.D.	Executive Chairperson and Director	March 27, 2024
Henry Ji, Ph.D.

/s/ Dorman Followwill	Director	March 27, 2024
Dorman Followwill

/s/ Yue Alexander Wu, Ph.D.	Director	March 27, 2024
Yue Alexander Wu, Ph.D.

/s/ Jay Chun, M.D., Ph.D.	Director	March 27, 2024
Jay Chun, M.D., Ph.D.

/s/ David Lemus	Director	March 27, 2024
David Lemus

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